Exhibit 99.1

PLAN TO REGAIN COMPLIANCE ACCEPTED BY NYSE MKT

Denver 1700 hours June 1st, 2016, Perth 0700 hours June 2nd, 2016

The Directors of Samson Oil & Gas Limited (“Samson”) (ASX:SSN; NYSE MKT: SSN) wish to announce that the plan submitted to the NYSE MKT with respect regaining compliance with the NYSE MKT listing rules has been accepted by the NYSE MKT.

Samson has until September 14, 2017 to regain compliance with the applicable listing rules. During this period, Samson will remain subject to quarterly reviews by the NYSE MKT with respect to the initiatives outlined in the plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extended plan period could result in Samson being delisted from the NYSE MKT.

For and on behalf of the Board of

SAMSON OIL & GAS LIMITED

TERRY BARR

Managing Director

Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like “may”, “believe”, “expect”, “anticipate”, “should” or “will.” Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information, including uncertainties inherent in estimating the methods, timing and results of exploration activities. A description of the risks and uncertainties that are generally attendant to Samson and its industry, as well as other factors that could affect Samson’s financial results, are included in Samson’s reports to the U.S. Securities and Exchange Commission, which are available at www.sec.gov/edgar/searchedgar/webusers.htm.